UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2008

GOFISH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-131651	20-2471683
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

706 Mission Street, 10th Floor, San Francisco, California		94103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 738-8706

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael Downing as Chief Executive Officer and a Member of the Board

On and effective as of June 4, 2008, Michael Downing resigned as Chief Executive Officer of GoFish Corporation (the “Company”) and as a member of the board of directors of the Company (the “Board”).

In connection with Mr. Downing’s resignation, on June 4, 2008, the Company and Mr. Downing entered into a Separation Agreement and Mutual Release (the “Separation Agreement”) pursuant to which, among other things: (i) the Company agreed to pay Mr. Downing all accrued salary and all accrued and unused vacation benefits earned through June 4, 2008 (the “Separation Date”), subject to standard payroll deductions, withholding taxes and other obligations; (ii) the Company agreed to forgive outstanding debt in the amount of $17,876.05 owed by Mr. Downing to the Company; (iii) the parties agreed to cancel an outstanding stock option previously granted to Mr. Downing to purchase 500,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”); and (iv) the parties agreed to terminate Mr. Downing’s existing employment agreement and to release each other from any and all claims that they may have against each other. In addition, in connection with Mr. Downing’s resignation, the Company and Mr. Downing entered into an Independent Contractor Agreement (the “Independent Contractor Agreement”) pursuant to which Mr. Downing agreed to provide certain consulting services as may reasonably be requested by the Company for a period of one year in exchange for $120,000, which is generally payable monthly. In addition, as compensation for services as a consultant, the Company granted Mr. Downing an option to purchase 300,000 shares of Common Stock.

The foregoing summary of the terms of the Separation Agreement and the Independent Contractor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement and the Independent Contractor Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Appointment of Matt Freeman as Chief Executive Officer and a Member of the Board

On June 4, 2008, the Board appointed Matt Freeman to serve as the Company’s Chief Executive Officer and as a member of the Board. Mr. Freeman’s appointment to the Board is effective immediately, and his employment as the Company’s Chief Executive Officer will commence on June 16, 2008.

Mr. Freeman, age 38, is the former founder and Chief Executive Officer of Tribal DDB Worldwide, an interactive agency that is a part of Omnicom Group’s DDB Worldwide. Prior to joining the Company and since 1998, Mr. Freeman served as chief executive officer of Tribal DDB Worldwide, where he helped grow the company from $5 million in annual revenue to over 1,500 employees and $250 million in annual revenue while building a global network of 45 offices spanning 28 countries. Prior to that, from 1997 to 1998, he served as executive creative director for Modem Media/Poppe Tyson, where he helped with the merger integration between Modem Media and Poppe Tyson (since then acquired by Digitas, Inc.; now a Division of Publicis Group). Previously, from 1995 to 1997, he was partner and executive creative director for Poppe Tyson (formerly a division of True North, now Interpublic Group), where he helped shape and scale one of the industry’s first and largest interactive agencies. In January 2006, AdWeek named Tribal DDB Worldwide its Interactive Agency of the Year and in January 2008 Adverting Age awarded it Global Agency Network of the Year. Both publications cited Freeman's leadership as a critical factor in Tribal's enduring success. Mr. Freeman, a graduate of Dartmouth College and the NY School of Visual Arts, has been inducted into the American Advertising Federation Hall of Achievement; is the Founder of the Interactive Agency Board of the IAB, is an active Board member of the Advertising Club and the American Association of Advertising Agencies (4As) and is a member of the Marketing Advisory Board of the Modern Museum of Art (MOMA).

In connection with Mr. Freeman’s appointment, on June 5, 2008, the Company and Mr. Freeman entered into an Employment Agreement (the “Employment Agreement”). The Employment Agreement provides for a salary for Mr. Freeman at the monthly rate of $37,500, less standard payroll deductions and tax withholdings. Upon the completion of one or more debt or equity financings totaling at least $8 million (a “Qualified Financing”), Mr. Freeman’s base salary will be increased to a monthly rate of fifty thousand dollars ($50,000), less standard payroll deductions and tax withholdings. At the one-year anniversary of Mr. Freeman’s start date, if the Company has completed a Qualified Financing, Mr. Freeman will receive a bonus payment equal to $12,500 multiplied by the number of months between his start date and the date of completion of a Qualified Financing. Mr. Freeman will also be eligible to receive incentive compensation of $150,000 per year, contingent upon attainment of performance targets to be mutually agreed upon with the Board.

In connection with Mr. Freeman’s appointment, and, effective upon the execution of the Employment Agreement, on June 4, 2008, the Board granted options under the Company’s Non-Qualified Stock Option Plan (as amended by the amendment described below under “Amendment to the Non-Qualified Stock Option Plan”) to Mr. Freeman. The grant to Mr. Freeman consists of non-qualified stock options to purchase 5,000,000 shares of Common Stock as follows: (i) non-qualified stock options to purchase 2,500,000 shares of Common Stock with an exercise price equal to the closing price per share of the Company’s Common Stock on the OTC Bulletin Board on June 4, 2008, which was $0.23 per share and (ii) non-qualified stock options to purchase 2,500,000 shares of Common Stock with an exercise price equal to $0.80, subject to certain price adjustments if the Company completes a financing at a price less than $0.80 per share. The options granted to Mr. Freeman begin vesting on the date he commences employment with the Company and vest monthly at the rate of 1/36th per month, provided that Mr. Freeman continues to provide services to the Company under the Employment Agreement. The Company also agreed to provide certain anti-dilution protection for the options granted to Mr. Freeman.

The term of Mr. Freeman’s employment as the Company’s Chief Executive Officer is indefinite, subject to termination by either party in accordance with the terms of the Employment Agreement. The Company may terminate Mr. Freeman at any time, without notice, for any reason or no reason at all. Pursuant to the terms of the Employment Agreement, in the event that Mr. Freeman’s employment is terminated by the Company other than for cause, death or disability, Mr. Freeman is eligible to receive, among other things, a severance payment (in the form of a salary continuation) equal to one year’s base salary (subject to reduction to six months if Mr. Freeman finds subsequent employment prior to the expiration of the twelve month period) and an additional twelve months of vesting on the options granted to Mr. Freeman from the date of termination, which, to the extent unexercised, will expire two years after such termination. If Mr. Freeman’s employment is terminated by death or disability, Mr. Freeman is entitled to receive an additional twelve months of vesting on the options granted to Mr. Freeman from the date of termination, which, to the extent unexercised, will expire two years after such termination. In the event of a “change of control,” any unvested options granted to Mr. Freeman shall become fully vested immediately prior to the occurrence of the change of control.

No family relationship exists between Mr. Freeman and any other director or executive officer of the Company. Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Freeman and any other person pursuant to which Mr. Freeman was selected as director, and there have not been any past transactions, nor are there any currently proposed transactions, between the Company or any of its subsidiaries, on the one hand, and Mr. Freeman, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to the Non-Qualified Stock Option Plan

On June 4, 2008, the Board adopted an amendment to the Company’s Non-Qualified Stock Option Plan to increase the total number of shares of Common Stock that may be issued pursuant to the Company’s Non-Qualified Stock Option Plan from 10,500,000 shares to 16,500,000 shares.

Adoption and Amendment of 2008 Stock Incentive Plan

On March 31, 2008, the Board froze the Company’s 2006 Equity Incentive Plan (the “2006 Plan”), so that no new awards would be granted under the 2006 Plan and adopted a new plan, the GoFish Corporation 2008 Stock Incentive Plan (as amended, the “2008 Plan”). At the time the 2006 Plan was frozen, there were 1,533,021 shares available for issuance under it, out of a total of 4,000,000 authorized. The Board took these actions because the 2006 Plan could not be used to support the issuance of options or other equity compensation to most of the Company’s California employees. Because the Company is publicly traded, but not listed on a national exchange, under California securities laws, the Company is permitted to issue stock options and other forms of equity compensation to most California employees only through an equity compensation plan approved by the Company’s stockholders and registered with the California Department of Corporations. The Company did not submit the 2006 Plan to stockholders for approval within the one year period after adoption available for this purpose, and, as a result, is unable to use the 2006 Plan to issue stock options to most of its California employees.

The 2008 Plan is intended to replace the frozen 2006 Plan and permits options and other equity compensation to be awarded to most California employees. As originally adopted, the 2008 Plan provided for the issuance of up to 2,400,000 shares of Common Stock pursuant to awards granted thereunder, up to 2,200,000 of which may be issued pursuant to incentive stock options granted thereunder. However, no awards (as defined in the 2008 Plan) were issued under the 2008 Plan.

On June 4, 2008, the Board adopted an amendment to the 2008 Plan to (i) decrease the maximum aggregate number of shares of Common Stock that may be issued pursuant to awards granted under the plan from 2,400,000 shares to 1,500,000 shares and (ii) decrease the maximum aggregate number of shares that may be issued pursuant to incentive stock options granted under the plan from 2,200,000 shares to 1,500,000 shares. On June 4, 2008, the Board also granted initial awards under the 2008 Plan, which were granted to certain non-officer employees and consultants of the Company. The Board intends to solicit stockholder approval for the 2008 Plan prior to March 31, 2009.

The following summary of the 2008 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2008 Plan, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Purpose. The purpose of the 2008 Plan is to provide the Company’s employees (including officers), consultants and directors, whose present and potential contributions are important to the Company’s success, an incentive, through ownership of Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

Shares Reserved for Issuance under the 2008 Plan. A total of 1,400,000 shares of Common Stock will be initially reserved for issuance under the 2008 Plan. The number of shares of Common Stock available under the 2008 Plan will be subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in Common Stock or the Company’s capital structure.

Administration. The 2008 Plan is administered, with respect to grants to employees, directors, officers, and consultants, by the plan administrator (the “Administrator”), defined as the Board or one or more committees designated by the Board. The 2008 Plan will initially be administered by the Board.

Terms and Conditions of Awards. The 2008 Plan provides for the grant of stock options, restricted stock, restricted stock units, and stock appreciation rights (collectively referred to as “awards”). Stock options granted under the 2008 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to the Company’s employees, directors and consultants or to employees, directors and consultants of the Company’s related entities. Each award granted under the 2008 Plan shall be designated in an award agreement.

Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees, directors and others to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of Common Stock or the amount of other consideration to be covered by each award (subject to the limitations set forth above under “Shares Reserved for Issuance under the 2008 Plan”), to approve award agreements for use under the 2008 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the Plan, to construe and interpret the terms of the 2008 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2008 Plan, as the Administrator deems appropriate.

The term of any award granted under the 2008 Plan will be stated in the applicable award agreement but may not exceed a term of more than ten years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the Company’s combined voting power or any parent or subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

The 2008 Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of the Common Stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the Company’s combined voting power or any parent or subsidiary of the Company). In the case of stock appreciation rights, the base appreciation amount shall not be less than 100% of the fair market value of the Common Stock on the date of grant. In the case of awards intended to qualify as performance-based compensation, the exercise or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2008 Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares of Common Stock or with respect to options, payment through a broker-dealer sale and remittance procedure or a “net exercise” procedure.

The 2008 Plan provides that stockholder approval is required in order to (i) reduce the exercise price of any option or the base appreciation amount of any stock appreciation right awarded under the 2008 Plan or (ii) cancel any option or stock appreciation right awarded under the 2008 Plan in exchange for another award at a time when the exercise price exceeds the fair market value of the underlying shares unless the cancellation and exchange occurs in connection with a Corporate Transaction (defined below). However, canceling an option or stock appreciation right in exchange for another option, stock appreciation right, restricted stock or other award, with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original option or stock appreciation right will not require stockholder approval.

Termination of Service. An award may not be exercised after the termination date of such award as set forth in the award agreement. To the extent required by applicable state securities laws, an option will generally be exercisable following termination of service for at least thirty (30) days following such termination (and at least six (6) months if such termination is due to death or disability). If a participant is terminated for cause, the award will expire concurrently with such termination. Following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period in the award agreement or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonqualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.

Transferability of Awards. Under the 2008 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable only by will and by the laws of descent and distribution and during the lifetime of a participant, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members and pursuant to domestic relations orders or agreements. The 2008 Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

The 2008 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share, (xviii) relative or absolute share price and (xix) pro forma net income.

Change in Capitalization. Subject to any required action by the Company’s stockholders, the number of shares of Common Stock covered by outstanding awards, the number of shares of Common Stock that have been authorized for issuance under the 2008 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of Common Stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting Common Stock, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

Corporate Transaction or Change in Control. Effective upon the consummation of a Corporate Transaction, all outstanding awards shall terminate. However, all such awards shall not terminate to the extent the contractual obligations represented by the awards are assumed by the successor entity. Except as provided in an individual award agreement, the Administrator shall have the authority to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Administrator may specify.

Under the 2008 Plan, a Corporate Transaction is generally defined as:

•	acquisition of 50% or more of the Company’s stock by any individual or entity including by tender offer or a reverse merger;

•	a sale, transfer or other disposition of all or substantially all of the assets of the Company;

•	a merger or consolidation in which the Company is not the surviving entity; or

•	a complete liquidation or dissolution.

Under the 2008 Plan, a Change in Control is generally defined as:

•
acquisition of 50% or more of the Company’s stock by any individual or entity which a majority of the Company’s board members (who have served on the Company’s board for at least twelve months) do not recommend the Company’s stockholders accept, or

•
a change in the composition of the Board over a period of twelve months or less such that a majority of the Company’s board members ceases, by reason of one or more contested elections for board membership, to be comprised of individuals who have either been board members continuously for a period of at least twelve months or have been board members for less than twelve months and were elected or nominated for election by at least a majority of board members who have served on the Board for at least twelve months.

Amendment, Suspension or Termination of the 2008 Plan. The Board may at any time amend, suspend or terminate the 2008 Plan. The 2008 Plan will be for a term of ten years unless sooner terminated by the Board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company shall obtain stockholder approval of any such amendment to the 2008 Plan in such a manner and to such a degree as is required.

Item 8.01 Other Events.

On June 6, 2008, the Company issued a press release announcing it had named Mr. Freeman as Chief Executive Officer and a member of its Board. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Separation Agreement, dated as of June 4, 2008, between GoFish Corporation and Michael Downing
10.2	Independent Contractor Agreement, dated as of June 4, 2008, between GoFish Corporation and Michael Downing
10.3	Employment Agreement, dated as of June 5, 2008, between GoFish Corporation and Matt Freeman
10.4	GoFish Corporation 2008 Stock Incentive Plan
99.1	Press release issued by GoFish Corporation on June 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOFISH CORPORATION

Dated: June 6, 2008	By:	/s/ Tabreez Verjee
Name: Tabreez Verjee
Title: President